Form 8-K filed December 11, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2008

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

Sale of Assets

On December 4, 2008, SmarTire Systems, Inc. and its wholly owned subsidiaries SmarTire Technologies, Inc. and SmarTire USA, Inc. (collectively, the “Company”) on the one hand, and Bendix CVS Canada, Inc. and Bendix Commercial Vehicle Systems LLC (collectively, the “Buyer”), executed an Asset Purchase Agreement, (the “Asset Purchase Agreement”) pursuant to which the Buyer acquired substantially all of the business and assets, and assumed certain of the liabilities, in exchange for USD $2,500,000 cash at closing, plus an earn-out on future sales over a five year period following the closing, with minimum earn-out of USD $500,000 (the “Transaction”). All or substantially all the proceeds of the sale will go to pay secured creditors.

The Asset Purchase Agreement calls for the Company to retain the right to receive future earn-out payments due pursuant to the Asset Sale, as well as to litigate certain of SmarTire’s TPMS related patents.  The Company also retains certain operating liabilities and all of the convertible debt and convertible preferred stock that was outstanding prior to the Transaction.

The Transaction is expected to close on or about December 11, 2008.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are typically identified by the words “anticipates”, “believes”, “expects”, “intends”, forecasts”, “plans”, “future”, “strategy”, or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward-looking statements.  SmarTire cautions that the foregoing factors are not exhaustive.   The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors, except as required by law.

Item 9.01                                Financial Statements and Exhibits.

(c)                 Exhibits.

Exhibit Number                                            Description

9.1 Asset Purchase Agreement 9.2 Press announcement by the Company dated December 10, 2008 with respect to the Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: December 11, 2008                                                                   By:        /s/ David Dodge
David Dodge
Interim Chief Financial Officer